EXHIBIT 1

                             JOINT FILING AGREEMENT

The undersigned hereby agree, pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, to file a joint statement on Schedule 13D and amendments thereto pertaining to their beneficial interest of shares of Claxson Interactive Group Inc.

This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

This agreement may be executed in counterparts which taken together shall constitute one and the same document.

Dated:  September 24, 2001

                                    1947 CARLYLE INVESTMENTS LLC

                                    By:   /s/Joan Burton Jensen
                                       ---------------------------------------
                                       Name: Joan Burton Jensen
                                       Title: Authorized Representative


                                    1945 CARLTON INVESTMENTS LLC

                                    By:   /s/Joan Burton Jensen
                                       ---------------------------------------
                                       Name: Joan Burton Jensen
                                       Title: Authorized Representative


                                    GUSTAVO A. CISNEROS

                                    /s/Gustavo A. Cisneros
                                    ------------------------------------------


                                    RICARDO J. CISNEROS

                                    /s/Ricardo J. Cisneros
                                    ------------------------------------------